Exhibit 10.1

Agreement between

The Coca-Cola Company,

Coca-Cola Refreshments USA, Inc.

and

Coca-Cola Bottling Co. Consolidated

1.	Background

Energy Brands, Inc., (“EBI”) a wholly-owned subsidiary of The Coca-Cola Company (“Company”), intends to terminate the Distribution Agreements by and between EBI and current distributor of Product in the Territory (collectively, the “Distribution Agreement”).

Coca-Cola Bottling Co. Consolidated (“Bottler”) is a party to Comprehensive Beverage Agreements (collectively, the “Comprehensive Beverage Agreements”) with Company and Coca-Cola Refreshments USA, Inc., a wholly-owned subsidiary of Company (“CCR”), including without limitation agreements dated October 30, 2015, January 29, 2016, April 1, 2016 and April 29, 2016, that authorize Bottler to market, promote, distribute and sell glaceau vitaminwater (including without limitation glaceau vitaminwater energy and glaceau vitaminwater zero), glaceau Smartwater and glaceau vitaminwater zero drops in certain geographic territories (the “Bottler’s CBA Territory”) that include the Territory (as defined below), on an exclusive basis subject to certain exceptions that include any contractual commitments with customers or distributors that Company was a party to at the time the parties executed the applicable Comprehensive Beverage Agreement.

Certain portions of the Territory are not located within Bottler’s CBA Territory but are located within territory (“Bottler’s Legacy Territory” and together with Bottler’s CBA Territory, “Bottler’s Territory”) where Bottler is authorized by Company to distribute Coca-Cola™ beverages under other bottling agreements.

Upon termination of the Distribution Agreement, Bottler will begin to market, promote, distribute and sell Products in the Territory. For purposes of this Agreement the following terms will have the respective meanings set forth below:

Product(s): (a) glaceau vitaminwater brand nutrient-enhanced beverages including without limitation glaceau vitaminwater energy and glaceau vitaminwater zero (“vitaminwater”); and (b) glaceau Smartwater brand electrolyte enhanced water (“smartwater”); each as set forth in Exhibit A attached hereto.

Territory: as set forth in Exhibit B attached hereto.

2.	Agreement Coverage

This agreement (this “Agreement”) is entered into this 29th day of June, 2016, by Company, CCR and Bottler.

In consideration for the opportunity for Bottler to commence the marketing, promotion, distribution and sale of Products in the Territory as of January 1, 2017, Bottler has agreed to make a payment to Company (the “Termination Payment”) equal to a portion of the termination payment made by Company to current distributor under the Distribution Agreement applicable to the Territory as determined in accordance with Exhibit C attached hereto.

3.	Effective Date of Distribution of Product in the Territory

a. Company authorizes Bottler to market, promote, distribute and sell Products in the portions of the Territory located within Bottler’s Legacy Territory commencing on January 1, 2017 (assuming the prior termination of the Distribution Agreement).

b. Company and CCR acknowledge that effective January 1, 2017 (assuming the prior termination of the Distribution Agreement), the current distributor of Products will no longer be authorized to distribute Products in the portions of the Territory located within Bottler’s CBA Territory and that Bottler may commence the marketing, promotion, distribution and sale of Products (and any other glaceau beverage products authorized under the applicable Comprehensive Beverage Agreement) within such portion of Bottler’s CBA Territory on January 1, 2017 pursuant to the terms and conditions set forth in the applicable Comprehensive Beverage Agreement.

4.	Payment Dates

Bottler shall make payment of the Termination Payment to Company as set forth in Exhibit C attached hereto.

5.	Term

The Company authorization set forth in Section 3(a) of this Agreement shall be valid and effective as long as Bottler’s authorization to distribute Products in any other part of Bottler’s Legacy Territory remains in full force and effect.

6.	Representations and Warranties.

Company and CCR represent and warrant to Bottler that: (i) upon the termination of the Distribution Agreement, neither Company nor any of its affiliates will be a party to any agreements or commitments (written or oral) that authorize a party (other than Bottler or its affiliates) to market, promote, distribute or sell any glaceau beverage products to customers or distributors in any portion of Bottler’s Territory and (ii) the Final Termination Payment (as defined on Exhibit C) amount has been determined in accordance with the terms of the Distribution Agreement.

7.	Confidentiality

The terms and conditions of this Agreement are acknowledged by the parties to be strictly confidential, and the parties agree not to share the contents hereof with any party without the express written consent of the other party; provided, however, such terms and conditions may be disclosed as required by applicable law or an order by a governmental authority or any requirements of a stock market or exchange or other regulatory body having competent jurisdiction.

8.	Reservation of Rights and Waiver

Company and Bottler expressly reserve, and neither this Agreement nor the parties’ performance hereunder will waive or modify, any rights under applicable bottling or distribution agreements or any other agreement, including, without limitation, the Comprehensive Beverage Agreement or Energy Brands, Inc. Distribution Agreement, as amended (if applicable), except that Bottler specifically waives any provisions of any agreements between Company and/or Coca-Cola Refreshments USA, Inc. and Bottler, including, but not limited to, the Comprehensive Beverage Agreement and Energy Brands, Inc. Distribution Agreement that provide for favorable treatment (i.e. Most Favored Nations treatment) of Bottler as such provision may apply to this Agreement.

[Signature Page(s) to Follow.]

ACCEPTED AND AGREED TO:

Coca-Cola Bottling Co. Consolidated:

By:	/s/ James E. Harris
Authorized Representative

Date:	June 29, 2016

The Coca-Cola Company:

By:	/s/ Marie Quintero-Johnson
Authorized Representative

Date:	June 29, 2016

Coca-Cola Refreshments USA, Inc.:

By:	/s/ Marie Quintero-Johnson
Authorized Representative

Date:	June 29, 2016

Exhibit A

Products

glaceau vitaminwater, 20 oz PET, all flavors

glaceau vitaminwater, 32 oz PET, all flavors

glaceau vitaminwater, 12 oz PET, all flavors

glaceau vitaminwater, 20 oz variety pack

glaceau Smartwater, brand electrolyte enhanced water, PET, all sizes

Exhibit B

Territory

The “Territory” means any geographic territory where EBI, Company or any affiliate of Company has authorized the current distributor of Products to distribute any glaceau beverage products (including without limitation the Products) within Bottler’s Territory, including without limitation the portions of the following territories within Bottler’s Territory:

a)	The District of Columbia

b)	State of Delaware – the counties of: Sussex, Kent, and New Castle

c)	State of Maryland – the counties of: Cecil, Kent, Dorchester, Wicomico, Somerset, Worcester, Caroline, Queen Anne, Talbot, Anne Arundel, Howard, Prince Georges, Charles, Baltimore, Carroll, Montgomery, St. Mary’s, Harford, Calvert, Frederick and Cambridge; and Baltimore City

d)	State of Virginia – the counties of: Accomack, Northampton, Fairfax, Goochland, Hanover, Sussex, Brunswick, Amelia, Chesterfield, Powhatan, Southampton, Dinwiddie, London, Henrico, Prince George, Greensville and Nottaway; and Arlington City, Alexandria City, and Richmond City

Exhibit C

Termination Payment

Termination Payment shall be paid in full by the later of (i) January 31, 2017 and (ii) ten business days following receipt by Bottler of a document, certified by a senior officer of Company, as to the following: (A) the amount of the Final Termination Payment (as defined below), (B) the 24 Month Territory Product Volume (as defined below) and (C) the 24 Month Total Product Volume (as defined below), together with sales reports provided by the current distributor related thereto.

Termination Payment will be a volumetric allocation of Company’s final payment due to current distributor in the Territory (“Final Termination Payment”) based on a formulaic calculation for the 24 months immediately preceding commencement of Bottler’s distribution of Product in the Territory as follows:

•	Bottler’s Termination Payment is that percentage of the Final Termination Payment calculated based upon the 24 month physical case volume of current distributor’s sales report for sales of Product in the “Richmond”, “Springfield”, “Baltimore”, “Landover”, “Salisbury,” portions of the Territory plus 10% of “New Castle” portion of the Territory (collectively, “24 Month Territory Product Volume”) divided by the total 24 month physical case volume of current distributor’s sales report for sales of Product in all geographic territories (collectively, “24 Month Total Product Volume”).